Exhibit 99.1

PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS RECORD SECOND QUARTER FINANCIAL
RESULTS

Company Raises Financial Guidance

MINNEAPOLIS, August 1, 2007 – Stratasys, Inc. (Nasdaq: SSYS) today announced record second quarter results.

          Revenues rose to $28.2 million for the second quarter ended June 30, 2007 over the $26.7 million reported for the same period in 2006.  Revenue from proprietary products and services increased by 22% in the second quarter over the same period last year.  Total system shipments increased to a record 564 units for the second quarter of 2007 compared with 527 units for the same period in 2006.

          GAAP net income increased 24% to $3.6 million for the second quarter, or $0.34 per share, compared to net income of $2.9 million, or $0.28 per share, for the same period in 2006.

          Non-GAAP net income increased 19% to $3.8 million for the second quarter, or $0.35 per share, compared to Non-GAAP net income of $3.2 million, or $0.30 per share, for the same period in 2006.  Non-GAAP net income excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R.  This expense, net of tax, amounted to approximately $131,000 or $0.01 per share, for the second quarter of fiscal 2007, and $227,000 or $0.02 per share for the same period in 2006.

          Revenues rose 14% to $55.6 million for the six months ended June 30, 2007 over the $48.9 million reported for the same period of the previous year.  Revenue from proprietary products and services increased by 29% in the six month period over the same period last year.  Total system shipments increased 20% to 1,112 units for the six month period of 2007 compared with 930 units for the same period in 2006.

          GAAP net income increased 37% to $6.8 million for the six month period, or $0.64 per share, compared to net income of $5.0 million, or $0.48 per share, for the same period in 2006.

          Non-GAAP net income increased 30% to $7.1 million for the six month period, or $0.67 per share, compared to Non-GAAP net income of $5.5 million, or $0.53 per share, for the same period in 2006.  Non-GAAP net income excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R.  This expense, net of tax, amounted to approximately $343,000 or $0.03 per share, for the six month period, and $528,000 or $0.05 per share for the same period in 2006.

          The reconciliation between non-GAAP and GAAP financial measures is provided in a table at the end of this press release.

          “We are pleased with our record second quarter performance, particularly given the strong second quarter comparison we faced from fiscal 2006,” said Scott Crump, chairman and chief executive officer of Stratasys.  “Our results reflect sustained positive momentum from our growing businesses, but are made more impressive when considering the incremental growth we generated from direct digital manufacturing applications, or the manufacture of end-use parts.

          “While 3D printing, paid parts and proprietary consumables all maintained their strong growth trajectory, our proprietary high-end system sales grew by an impressive 40% during the quarter.  This growth was driven by an improved focus on proprietary products in North America, but also reflects the recent sale of six FDM Titans to a Fortune 500 company for direct manufacturing applications.  It’s worth noting that the Titan sale preceded our recent introduction of the FDM 400mc, a system we believe will improve upon our value proposition for direct manufacturing and directly targets these applications.

          “Following the successful launch of the Dimension Elite in January, the performance of our 3D printing business continues to exceed our expectations.  Demand for the higher-priced and higher-functioning Elite has been strong, which contributed to an increase in average printer prices and improved margins during the quarter.  3D printer sales to educational customers in North America grew by 57 percent during the first six months of 2007, driven in part by initiatives like the Extreme Redesign Contest, which promote our technology among university and high school students.

          “Once again, our paid parts business grew impressively, expanding by 40% during the second quarter, and 53% for the first six months, over last year.  We continue to maintain high expectations for this business, driven by our customer-friendly part quoting and ordering service, RedEyeRPM.com.  We recently added a premium Overnight Build option to our RedEye parts service that gives customers next day shipment on parts ordered by 4 p.m. eastern time.  In addition, we added machine capacity to our paid parts business during the quarter to support this growing operation.

          “Strong growth in our proprietary consumables business is following our expanding base of installed systems, particularly within 3D printing.  Total proprietary consumable sales grew by 23% during the quarter, but expanded by an impressive 42% for our Dimension 3D printers.  We expect this trend will continue, and could be augmented by incremental demand from direct manufacturing customers.  Given that consumables represent our highest margin product, we are pleased with this trend.

          “Looking forward, new product introductions should augment the positive trends in our high-end system business, and we continue to believe the opportunity presented by direct manufacturing could provide a significant incremental growth opportunity.  We will continue to capitalize on the proven market for 3D printing.  We believe the opportunity could reach 500,000 systems to serve the over 5 million CAD seats worldwide.  Regardless of the application, we continue to see strong growth in our high-margin consumables and paid parts businesses.

          “We are pleased that our strong performance over the first six months of 2007 has allowed us to increase our financial guidance, and we are looking forward to continued success in 2007,” Crump concluded.

          Stratasys provided the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2007:

•	Revenue guidance of $107 million to $112 million, versus previous guidance of $105 million to $110 million.

•	Non-GAAP earnings guidance of $1.40 to $1.50 per share, versus previous guidance of $1.37 to $1.49 per share, which both exclude the impact of stock-based compensation required under SFAS 123R.

•	GAAP earnings guidance of $1.31 to $1.41 per share, versus previous guidance of $1.28 to $1.40 per share.

          The reconciliation between non-GAAP and GAAP financial guidance is provided in a table at the end of this press release.

          The company will hold a conference call to discuss second quarter financial results on August 1, 2007 at 8:30 a.m. EDT.  To access the call, dial 877-407-0778 (or 201-689-8565 internationally).  A recording of the call will be available for two weeks.  To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 249231.

          A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com).  A replay of the webcast will be made available on the Stratasys Web site for 90 days.

(Financial tables follow)

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2007, Stratasys supplied 41 percent of all systems installed worldwide in 2006, making it the unit market leader, for the fifth consecutive year. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for direct digital manufacturing (DDM) and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines.  Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM line, FDM 200mcTM , FDM MaxumTM, FDM VantageTM, TitanTM and FDM 400mcTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as ABS-Plus and ABS-M30; and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Arcam product line; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM  and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2006 and our quarterly reports which will be filed on Form 10-Q throughout 2007.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP).  In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses.  The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R.  In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$22,198,715	$21,677,819	$43,888,970	$39,221,145
Services	6,024,779	5,021,466	11,679,384	9,701,235

	28,223,494	26,699,285	55,568,354	48,922,380

Cost of goods sold
Product	9,692,932	10,555,355	19,358,201	19,588,928
Services	2,929,973	2,529,418	5,903,544	4,897,777

	12,622,905	13,084,773	25,261,745	24,486,705

Gross profit	15,600,589	13,614,512	30,306,609	24,435,675

Costs and expenses
Research and development	1,804,574	1,857,945	3,606,635	3,291,521
Selling, general and administrative	8,759,067	7,622,261	17,231,915	14,187,153

	10,563,641	9,480,206	20,838,550	17,478,674

Operating income	5,036,948	4,134,306	9,468,059	6,957,001

Other income (expense)
Interest income	610,366	389,683	1,101,659	749,183
Other	(85,811)	(62,027)	(207,287)	(181,590)

	524,555	327,656	894,372	567,593

Income before income taxes	5,561,503	4,461,962	10,362,431	7,524,594
Income taxes	1,927,944	1,525,991	3,571,434	2,573,413

Net income	$3,633,559	$2,935,971	$6,790,997	$4,951,181

Earnings per common share
Basic	$0.35	$0.29	$0.66	$0.49

Diluted	$0.34	$0.28	$0.64	$0.48

Weighted average number of common shares outstanding
Basic	10,371,397	10,161,391	10,284,246	10,142,479

Diluted	10,808,454	10,463,490	10,670,764	10,390,091

STRATASYS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006

	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$14,027,500	$12,509,861
Short-term investments	27,675,780	21,367,316
Accounts receivable, less allowance for returns and doubtful accounts of $1,905,259 in 2007 and $1,265,837 in 2006	27,547,863	25,035,665
Inventories	11,440,688	9,925,217
Net investment in sales-type leases	3,078,467	2,858,054
Prepaid expenses	3,145,505	3,368,586
Deferred income taxes	426,524	459,000

Total current assets	87,342,327	75,523,699

Property and equipment, net	24,139,190	20,412,719

Other assets
Intangible assets, net	5,426,038	4,868,923
Net investment in sales-type leases	3,490,204	3,271,015
Deferred income taxes	915,000	915,000
Long-term investments	12,883,514	10,747,689
Other	2,417,184	2,265,200

Total other assets	25,131,940	22,067,827

	$136,613,457	$118,004,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$11,121,778	$10,335,607
Unearned revenues	11,654,389	9,876,719

Total current liabilities	22,776,167	20,212,326

Stockholders’ equity
Common stock, $.01 par value, authorized 15,000,000 shares, issued 12,747,475 shares in 2007 and 12,444,880 shares in 2006	127,474	124,449
Capital in excess of par value	84,985,800	75,726,716
Retained earnings	48,751,120	41,960,124
Accumulated other comprehensive loss	(124,729)	(116,995)
Less cost of treasury stock, 2,300,029 shares in 2007 and 2006	(19,902,375)	(19,902,375)

Total stockholders’ equity	113,837,290	97,791,919

	$136,613,457	$118,004,245

STRATASYS, INC.
RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended June 30,			Three Months Ended June 30,

	2007 As Reported	Non-GAAP Adjustments (1)	2007 Non-GAAP	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

	(unaudited)		(unaudited)	(unaudited)		(unaudited)
Selling, general and administrative	$8,759,067	$(178,949)	$8,580,118	$7,622,261	$(284,282)	$7,337,979

Total operating expenses	10,563,641	(178,949)	10,384,692	9,480,206	(284,282)	9,195,924
Operating income	5,036,948	178,949	5,215,897	4,134,306	284,282	4,418,588

Income before income taxes	5,561,503	178,949	5,740,452	4,461,962	284,282	4,746,244
Income taxes	1,927,944	47,546	1,975,490	1,525,991	57,356	1,583,347
Net income	$3,633,559	$131,403	$3,764,962	$2,935,971	$226,926	$3,162,897
Earnings per common share
Basic	$0.35	$0.01	$0.36	$0.29	$0.02	$0.31

Diluted	$0.34	$0.01	$0.35	$0.28	$0.02	$0.30

Weighted average number of common shares outstanding
Basic	10,371,397		10,371,397	10,161,391		10,161,391

Diluted	10,808,454		10,808,454	10,463,490		10,463,490

	Six Months Ended June 30,			Six Months Ended June 30,

	2007 As Reported	Non-GAAP Adjustments (1)	2007 Non-GAAP	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

	(unaudited)		(unaudited)	(unaudited)		(unaudited)
Selling, general and administrative	$17,231,915	$(482,000)	$16,749,915	$14,187,153	$(696,992)	$13,490,161

Total operating expenses	20,838,550	(482,000)	20,356,550	17,478,674	(696,992)	16,781,682
Operating income	9,468,059	482,000	9,950,059	6,957,001	696,992	7,653,993

Income before income taxes	10,362,431	482,000	10,844,431	7,524,594	696,992	8,221,586
Income taxes	3,571,434	138,688	3,710,122	2,573,413	169,310	2,742,723
Net income	$6,790,997	$343,312	$7,134,309	$4,951,181	$527,682	$5,478,863
Earnings per common share
Basic	$0.66	$0.03	$0.69	$0.49	$0.05	$0.54

Diluted	$0.64	$0.03	$0.67	$0.48	$0.05	$0.53

Weighted average number of common shares outstanding
Basic	10,284,246		10,284,246	10,142,479		10,142,479

Diluted	10,670,764		10,670,764	10,390,091		10,390,091

     (1)     These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006 .  Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.
FISCAL YEAR 2007
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$1.31 to $1.41
Adjustments to exclude the effects of expenses related to stock-based compensation under SFAS 123R	0.06 - 0.09
Non-GAAP estimates	$1.40 to $1.50